LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
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                                                      Harold P. Gewerter, Esq.
                                                              Wendy E. Miller*
                                                  *Also admitted in California


                         December 16, 2002

VIA EDGAR TRANSMISSION

SuperiorClean, Inc.
1183 S. Huron St.
Denver, CO 80223

 Re: 1,150,000 Shares of Common Stock, $0.001 par value per share

Dear Sir or Madam:

     We have acted as counsel to SuperiorClean, Inc., a Nevada corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,150,000 shares of the Company's common stock, $0.001 par value, in connection with the Consulting Services Agreements (the "Agreements") entered into by and between the Company and Scott Bleazard and Stephen Brock.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We are familiar with the proceedings to date with respect to the proposed issuance of the shares contemplated by the Registration Statement and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

     Based on the foregoing, we are of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

       2. Assuming the accuracy of the documents, representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-assessable when:




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    228 South Fourth Street, Suite 101, Las Vegas, Nevada 89101
      Telephone: (702) 382-1714  ?  Facsimile: (702) 382-1759




Re: SuperiorClean, Inc.
December 16, 2002
Page 2 of 2




          a. The Registration Statement, as it may be amended, shall have become effective under the Securities Act;

          b. Such shares shall have been duly issued pursuant to the authorization of the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

          c. A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

     This  opinion  letter is limited to Chapter 78 of  the  Nevada
Revised Statutes. The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                   Sincerely,


                                   /s/ Harold P. Gewerter, Esq.
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